UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

December 30, 2013

ROCKDALE RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-52692 (Commission File Number)	86-1061005 (IRS Employer Identification No.)
5114 Balcones Woods Drive, Suite 307-511 Austin, Texas 78759 (Address of principal executive offices and zip code)

(512) 537-2257
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Restated Purchase Agreement

On December 30, 2013, the Company entered into an Amended and Restated Convertible Secured Note and Warrant Purchase Agreement (the “Restated Purchase Agreement”) with Rick Wilber.  The Restated Purchase Agreement amends and restates in its entirety that certain Convertible Note and Warrant Purchase Agreement dated September 30, 2013, between the Company and Mr. Wilber.  Pursuant to the Restated Purchase Agreement, the Company agreed to sell, and Mr. Wilber agreed to buy, for aggregate consideration of $200,000.00, an amended and restated convertible secured promissory note in the principal amount of $200,000.00 (the “Restated Note”), and an amended and restated warrant to purchase 570,000 shares of the Company’s common stock (the “Restated Warrant”).  According to the Form 4 filed by Mr. Wilber on August 13, 2013, as of the date of this Report on Form 8-K, Mr. Wilber owns 1,500,000 shares, or approximately 10.7%, of the Company’s common stock, as well as the derivative securities of the Company described in such Form 4.

The Restated Note amends and restates in its entirety the Convertible Promissory Note dated September 30, 2013, in the original principal amount of $100,000.00, executed by the Company and payable to Mr. Wilber.  The Restated Note will bear interest beginning on December 30, 2013, at 6% per annum, which is payable quarterly for the term of the Restated Note, beginning on March 31, 2014.  The Restated Note matures on September 30, 2016.  Mr. Wilber has the option to convert the Restated Note, at any time prior to maturity, into the number of shares of the Company’s common stock obtained by dividing the Restated Note’s outstanding balance (including all then-unpaid principal and interest) by $0.30.  The Company may prepay the Restated Note at any time, in whole or in part, without penalty.  The Restated Note may be accelerated on an event of default under the Restated Note.  Events of default under the Restated Note include, among other things, the Company’s unremedied failure to pay when due any principal or interest payment, the Company’s dissolution or liquidation, and the Company’s commencement of a case under bankruptcy laws.  The Restated Note is secured by a Deed of Trust (the “Deed of Trust”), which grants Mr. Wilber a security interest in one of the Company’s Milam County oil wells and in the two-acre tract of land surrounding such well.

The Restated Warrant amends and restates in its entirety the Warrant to Purchase Common Stock dated September 30, 2013, issued by the Company to Mr. Wilber.  The Restated Warrant may be exercised until September 30, 2023.  The Restated Warrant’s exercise price is $0.80 per share, and the Restated Warrant contains a net issue exercise feature.

The foregoing summaries of the Restated Purchase Agreement, Restated Note, Restated Warrant, and Deed of Trust do not purport to be complete and are qualified in their entirety by reference to each document, the forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and which are incorporated herein by reference.

Restated Deed of Trust

On December 30, 2013, the Company executed an Amended and Restated Deed of Trust for the benefit of Mr. Wilber.  The Amended and Restated Deed of Trust secures the Convertible Secured Promissory Note issued by the Company to Mr. Wilber on June 17, 2013, in the original principal amount of $350,000.00.

The original Deed of Trust, which was executed by the Company on June 17, 2013, granted Mr. Wilber a security interest in three of the Company’s Milam County oil wells.  The Amended and Restated Deed of Trust grants Mr. Wilber a security interest in the three wells, and in the two-acre tract of land surrounding each well.

The foregoing summary of the Amended and Restated Deed of Trust does not purport to be complete and is qualified in its entirety by reference to such document, the form of which is attached hereto as Exhibit 10.5, and which is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under the heading “Restated Purchase Agreement” in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The descriptions of the Restated Note and the Restated Warrant issued pursuant to the Restated Purchase Agreement as set forth in Item 1.01 of this Form 8-K are incorporated herein by reference.  The Restated Note and the Restated Warrant were offered and sold to the investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated under the Securities Act.  The investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Convertible Secured Note and Warrant Purchase Agreement between Rockdale Resources Corporation and Rick Wilber, dated December 30,2013.

10.2	Form of Amended and Restated Note issued by Rockdale Resources Corporation to Rick Wilber, dated December 30, 2013.

10.3	Form of Amended and Restated Warrant issued by Rockdale Resources Corporation to Rick Wilber, dated December 30, 2013.

10.4	Deed of Trust among Rockdale Resources Corporation, Rick Wilber, and the Trustee named therein, dated December 30, 2013.

10.5	Amended and Restated Deed of Trust among Rockdale Resources Corporation, Rick Wilber, and the Trustee named therein, dated December 30,2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKDALE RESOURCES CORPORATION

Date: January 3, 2014	By:	/s/ Marc Spezialy
Marc Spezialy
Chief Executive Officer